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                                                                   Exhibit 23.2


                             Accountants' Consent


The Board of Directors
RFS, Inc.:

We consent to incorporation by reference in the Registration Statement
(No. 333-      ) on Form S-3 of RFS Hotel Investors, Inc. of our report dated
January 20, 1997, relating to the consolidated balance sheet of RFS, Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1996, which report is included in the 1996 annual report on Form 10-K of RFS Hotel Investors, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                                             /s/ KPMG Peat Marwick LLP




Memphis, Tennessee
June 27, 1997